UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2022

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Hooker Furnishings Corporation

(Exact name of registrant as specified in its charter)

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Virginia	000-25349	54-0251350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard

Martinsville, Virginia 24112

(Address of Principal Executive Offices) (Zip Code)

(276) 632-2133

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2022, Hooker Furnishings Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Sunset HWM, LLC (“Sunset West”) and its three members, Wes Stewart, Heath Malone and Martin Jamroz (the “Sunset West Members”), and simultaneously closed on such transaction. Under the terms of the Asset Purchase Agreement, the Company acquired substantially all of the assets of Sunset West in exchange for $23,500,000 in cash at closing, an additional $2,000,000 subject to an escrow arrangement and possible earn-out payments to the Sunset West Members up to an aggregate of $4,000,000, with the closing cash consideration subject to adjustment for customary working capital estimates. Under the Asset Purchase Agreement, the Company also assumed specified liabilities of Sunset West. The transactions contemplated by the Asset Purchase Agreement were approved by the Sunset West Members and did not require the approval of the Company’s shareholders.

The Asset Purchase Agreement further contains customary representations and warranties of each party and certain covenants made by each party. These covenants include, among other things, an obligation on the part of Sunset West to comply with 3-year non-competition and non-solicitation restrictions after closing, and an obligation on the part of the Company to offer employment to all or substantially all of Sunset West’s employees after closing. The representations and warranties survive closing for 18 months, except that certain core representations survive for the applicable statute of limitations. Sunset West’s indemnification obligations for breaches of non-core representation are capped at $3.0 million, with $2.0 million being held in escrow until the 18-month survival period expires. Sunset West’s Members also executed restrictive covenant agreements with the Company as of closing and the Company entered into an employment agreement with Wes Stewart in connection with closing.

The representations, warranties and covenants included in the Asset Purchase Agreement were made solely for purposes of the agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Asset Purchase Agreement, including exceptions set forth on confidential disclosure schedules. Accordingly, the Company’s shareholders should not rely on such representations, warranties and covenants as characterizations of the actual state of related facts or circumstances, and should bear in mind that such representations, warranties and covenants were made solely for the benefit of the parties to the Asset Purchase Agreement, were negotiated for purposes of allocating contractual risk among such parties and may be subject to contractual standards of materiality that differ from those generally applicable to shareholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date hereof and any such subsequent information may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On January 31, 2022, the Company and Sunset West issued a press release announcing their entry into the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements

This report includes certain forward-looking information that is subject to various risks and uncertainties. Words such as “expect,” “target,” “would,” “will,” “anticipate,” “believe,” “estimate,” “intend,” “may,” “plan,” “predict,” “project,” “should” and similar terms and phrases are used to identify forward-looking statements. There are a number of factors that could cause actual results to differ from those in the forward-looking statements. Accordingly, forward-looking statements are not guarantees or assurances of future outcomes and actual results could differ materially from those indicated by the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1*	Asset Purchase Agreement dated January 31, 2022 by and among the Company, Sunset West, Wes Stewart, Heath Malone and Martin Jamroz.**
99.1*	Press Release dated February 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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* Filed herewith.
** The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to Exhibit 10.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooker Furnishings Corporation

Date: February 1, 2022	By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Chief Financial Officer and Senior Vice-President - Finance and Accounting

EXHIBIT INDEX

10.1*	Asset Purchase Agreement dated January 31, 2022 by and among the Company, Sunset West, Wes Stewart, Heath Malone and Martin Jamroz.**
99.1*	Press Release dated February 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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* Filed herewith.
** The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, any omitted schedules or similar attachments to Exhibit 10.1.